                                                                                                                                                          Exhibit 21.1

                        LIST OF SUBSIDIARIES

                         Subsidiary Name                                                                      State of Incorporation

North Plaza of Somerset, Inc.                                                                                 Kentucky

Cumberland Woodlands, LLC                                                                                Kentucky

Roosevelt Equity Corporation                                                                              Delaware

UTAG, Inc.                                                                                                            Illinois

Universal Guaranty Life Insurance Company                                                        Ohio

Hampshire Plaza, LLC                                                                                            New Hampshire

Hampshire Plaza Garage, LLC                                                                                New Hampshire

RLF Kennessee, LLC                                                                                             Tennessee

Harbor Village Partners, LLC                                                                                  Texas

ACAP Corporation                                                                                                 Delaware

American Capitol Insurance Company                                                                    Texas

Texas Imperial Life Insurance Company                                                                 Texas

Imperial Plan, Inc.                                                                                                  Texas